UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2017

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Section 8 — Other Events
Item 8.01 Other Events
On May 8, 2017, Aspen Insurance Holdings Limited (“Aspen”) issued a notice of mandatory redemption in connection with all of its issued and outstanding 7.250% Perpetual Non-Cumulative Preference Shares (the “7.250% Preference Shares”). The redemption is to take place on July 1, 2017. The redemption will be conducted pursuant to the terms of the certificate of designation, dated April 11, 2012, governing the 7.250% Preference Shares. The redemption price will be $25 per 7.250% Preference Share, representing an aggregate amount of $160,000,000, plus all declared and unpaid dividends to the date of the redemption.
As previously disclosed on April 26, 2017, Aspen’s Board of Directors has in fact declared a dividend of $0.4531 per 7.250% Preference Share. The dividend will be payable on July 1, 2017 to the holders of record of 7.250% Preference Shares as of the close of business on June 15, 2017.
Aspen has instructed Computershare Inc., located at 250 Royall Street, Canton MA 02021, United States of America, as redemption agent (Attention: Constance Adams; Tel: 201 680 5258).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: May 8, 2017	By:	/s/ Scott Kirk
	Name:	Scott Kirk
	Title:	Chief Financial Officer